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                                                                     Exhibit 4.1


              AMENDMENT NO. 1 TO THE SHAREHOLDERS RIGHTS AGREEMENT

      This Amendment No. 1 (this "Amendment"), dated as of December 16, 2002, between Royal Appliance Mfg. Co., an Ohio corporation (the "Company") and National City Bank (the "Rights Agent"), to the Shareholder Rights Agreement, dated as of October 21, 1993, between the Company and the Rights Agent (the "Rights Agreement"); all capitalized terms not defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

      WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger, dated as of December ___, 2002 (as amended, supplemented, modified or replaced from time to time, the "Merger Agreement"), among Techtronic Industries Co., Ltd., a Hong Kong corporation ("Parent"), RAMC Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Acquiror"), TIC Acquisition Corp., an Ohio corporation and wholly-owned subsidiary of Acquiror ("Merger Sub"), and the Company;

      WHEREAS, the Board of Director of the Company has determined that the Merger Agreement and the terms and conditions set forth therein and the transactions contemplated thereby, including, without limitation, the Merger (as defined in the Merger Agreement), are advisable and are fair to and in the best interests of the Company and its shareholders;

      WHEREAS, the Board of Directors of the Company has determined, in connection with its contemplation of the Merger Agreement, that it is necessary and desirable to amend the Rights Agreement to exempt the Merger Agreement and the transactions contemplated thereby, including, without limitation, the Merger from the application of the Rights Agreement as set forth in this Amendment;

      WHEREAS, Section 26 of the Rights Agreement provides that the Company may, in its sole and absolute discretion, from time to time, supplement and amend the Rights Agreement without the approval of any holders of Rights Certificates in order, among other things, to make any provisions with respect to the Rights which the Company may deem necessary or desirable; and

      WHEREAS, pursuant to Section 26, the Company hereby directs that the Rights Agreement should be amended as set forth in this Amendment.

      NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Rights Agent hereby agree as follows:

      Section 1. Amendment to Section 1(a). Section 1(a) of the Rights Agreement is hereby amended and supplemented by adding the following sentence to the end thereof:

      "Notwithstanding anything in this Agreement to the contrary, none of Techtronic Industries, Inc., an Hong Kong corporation ("Parent"), RAMC Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Acquiror"), or TIC Acquisition Corp., an Ohio corporation and a wholly-owned subsidiary of
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      Acquiror ("Merger Sub"), nor any of Parent's Affiliates shall become or be deemed to be an Acquiring Person as a result of (i) the approval, execution, delivery or performance of the Agreement and Plan of Merger, dated as of December 16, 2002, among Parent, Acquiror, Merger Sub and the Company (as amended, supplemented, modified or replaced from time to time, the "Merger Agreement"), (ii) the consummation of the Merger (as defined in the Merger Agreement), (iii) the consummation of any other transaction contemplated in the Merger Agreement, including the exchange of common shares of the Company for the right to receive $7.37 cash pursuant to the Merger Agreement, or (iv) the public announcement of any of the foregoing."

      Section 2. Amendment to Section 1(m). Section 1(m) of the Rights Agreement is hereby amended and supplemented by adding the following sentence to the end thereof:

      "Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not occur or be deemed to have occurred as a result of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of any other transaction contemplated in the Merger Agreement, including the exchange of common shares of the Company for the right to receive $7.37 cash pursuant to the Merger Agreement, or (iv) the public announcement of any of the foregoing."

      Section 3. Amendment to Section 1(o). Section 1(o) of the Rights Agreement is hereby amended and supplemented by adding the following sentence to the end thereof:

      "Notwithstanding anything in this Agreement to the contrary, a Triggering Event shall not occur or be deemed to have occurred as a result of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of any other transaction contemplated in the Merger Agreement, including the exchange of common shares of the Company for the right to receive $7.37 cash pursuant to the Merger Agreement, or (iv) the public announcement of any of the foregoing."

      Section 4. Amendment to Section 3. Section 3 of the Rights Agreement is hereby amended and supplemented by adding the following proviso to the end of the first sentence thereof:

      "; provided that, notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not occur or be deemed to have occurred as a result of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger,
      (iii) the consummation of any other transaction contemplated in the Merger Agreement, including the exchange of common shares of the Company for the right to receive $7.37 cash, or (iv) the public announcement of any of the foregoing."


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      Section 5. Effective Date. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. This Amendment shall be deemed void ab initio if the Merger shall not have occurred on or prior to April 15, 2003.

      Section 6. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

      Section 7. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other competent authority to be invalid, illegal or incapable of being enforced, the remainder of the terms, provisions, covenants and restrictions of this Amendment, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify such provision so as to effect the original intent of the parties as closely as possible and in an acceptable manner with respect to such provision to the greatest extent possible.

      Section 8. Notice. The Rights Agent and the Company hereby waive any notice requirement with respect to each other under the Rights Agreement, if any, pertaining to the matters covered by this Amendment.

      Section 9. No Other Effect. Except as expressly set forth herein, the Rights Agreement shall not, by implication or otherwise, be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect, as amended hereby.

      Section 10. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

                                     ROYAL APPLIANCE MFG. CO.

                                     By:
                                           -------------------------------------
                                           Name:  Richard G. Vasek
                                                --------------------------------
                                           Title:  Chief Financial Officer
                                                 -------------------------------


                                     NATIONAL CITY BANK

                                     By:
                                           -------------------------------------
                                           Name:  Sherry L. Damore
                                                --------------------------------
                                           Title: Vice President
                                                 -------------------------------


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